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                                                                  EXHIBIT 10.3.1

                               ADDENDUM AGREEMENT

                            ASSIGNMENT OF TECHNOLOGY


         This Agreement is an Addendum to an Agreement dated March 2, 1992, for Assignment of Technology by and between Elwood G. Norris, a resident of the State of California (herein referred to as NORRIS), and American Technology Corporation, a Utah corporation at the time of signature in 1992 and now a Delaware corporation (referred to herein as COMPANY).

         WHEREAS, NORRIS and COMPANY entered into an Assignment of Technology on March 2, 1992 (attached hereto as Exhibit 1) providing for an Assignment of certain technologies from NORRIS to the COMPANY;

         WHEREAS, the parties hereto desire to continue this Agreement under terms of an extension;

         NOW, THEREFORE, the parties agree as follows:

         1.       EXTENSION
         Pursuant to paragraph 11 of the referenced Agreement for ASSIGNMENT OF TECHNOLOGY, the parties hereto desire to extend the referenced Agreement for an additional period of five (5) years to March 2, 2002. All provisions of the previous Agreement are to be carried forward, except where they have been expressly modified by the following terms.

         2.       TECHNICAL DEVELOPMENTS
         Based on the occurrence of development of improvements by NORRIS during the present term of agreement, further improvements and inventions are probable during the term of extension. Specifically, Technology Section 3 of Exhibit A (referred as the TRACKER) has been modified and enhanced with GPS (Global Positioning System) technology and includes two pending patent applications.
Section 4 of Exhibit A (identified as the SONIC GENERATOR) has been the subject of further invention and development and has been modified and enhanced (Acoustical Heterodyne or HyperSonic Sound), including three patent applications. It is mutually acknowledged that the original characterization of these respective areas shall be carried forward into newly developed technologies, and shall be referred to hereafter as technologies relating to the TRACKER and SONIC GENERATOR.

         3.       ROYALTIES
         In consideration of new technologies developed by NORRIS and improvements anticipated over the next five years in both TRACKER and SONIC GENERATOR, ATC agrees to pay a royalty of two percent (2%) of gross revenues received by COMPANY from the sale or license or other exploitation of TRACKER technology and SONIC GENERATOR technology, less proceeds allocated for tax, shipping, and credit for returns. This royalty shall be payable for a period of ten (10) years commencing on March 1, 1997 or during any period of time which revenues are received from product or licensing which is subject to an existing patent assigned to the COMPANY by NORRIS under this Agreement, whichever period is longer.

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         4.       REPORTS AND TIME OF ROYALTY PAYMENTS
         For the purpose of computing the royalties referred to in Paragraph 3 of this Agreement, the year shall be divided into quarters, beginning January 1, April 1, July 1, and October 1 of each year. Within thirty (30) days after the end of each quarter, COMPANY shall submit a written report to NORRIS setting forth the referenced gross revenue received during the preceding quarter. COMPANY's remittance for the full amount of royalties due for such quarter shall accompany such reports. COMPANY agrees to keep complete and correct account of sales and licensing fees embodying the above-mentioned inventions, and NORRIS or its representative shall have the right to examine books of account at all reasonable times to the extent and insofar as is necessary to verify the accuracy of the above-mentioned reports.

         5.       TRANSFER OF TECHNOLOGY
         In accordance with the terms of the referenced Agreement, NORRIS hereby acknowledges his ongoing responsibility of disclosing and transferring to the COMPANY all information and property interests as required under the parent agreement during this period of extension.

         EXECUTED AS OF THIS 2nd day of December, 1996.

                                            AMERICAN TECHNOLOGY CORPORATION


                                            By:      /S/ROBERT PUTNAM
                                                     Robert Putnam
                                                     President and CEO



                                            By:      /S/ELWOOD G. NORRIS
                                                     Elwood G. Norris




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